The WhiteWave Foods Company		Exhibit 21
Subsidiaries as of December 31, 2014

Entity Name	Domestic Jurisdiction	Owner Name	Percent Owned
Alpro (UK) Limited	United Kingdom	Alpro European Holdings, Sarl	100%
Alpro Comm.VA	Belgium	Alpro Holdings, BVBA	0.02%
		WhiteWave International Holdings S.a r.l.	99.98%
Alpro European Holdings, Sarl	Luxembourg	Alpro Comm.VA	100%
Alpro GmbH	Germany	Alpro European Holdings, Sarl	100%
Alpro Holdings, BVBA	Belgium	WhiteWave European Management Holdings, SCS	0.02%
		WhiteWave International Holdings S.a r.l.	99.98%
Alpro Nederland BV	Netherlands	Alpro European Holdings, Sarl	100%
Creamer Nation, LLC	Delaware	WWF Operating Company	100%
Earthbound Dominican Republic, LLC	Delaware	Earthbound Farm, LLC	100%
Earthbound Farm, LLC	Delaware	Earthbound Holdings III, LLC	100%
Earthbound Holdings I, LLC	Delaware	EB SAV Inc.	63.26%
		WWF Operating Company	36.74%
Earthbound Holdings II, LLC	Delaware	Earthbound Holdings I, LLC	100%
Earthbound Holdings III, LLC	Delaware	Earthbound Holdings II, LLC	100%
Earthbound Packaging Partners LLC	Delaware	Earthbound Farm, LLC	100%
EB SAV Inc.	Delaware	WWF Operating Company	100%
Gaia Organics	Cayman Islands	Earthbound Dominican Republic, LLC	100%
Horizon Organic Dairy Limited	United Kingdom	Horizon Organic International, Inc.	100%
Horizon Organic Dairy, LLC	Delaware	WWF Operating Company	100%
Horizon Organic International Holding Company	Delaware	Horizon Organic Dairy Limited	4.50%
		Horizon Organic International, Inc.	95.50%
Horizon Organic International, Inc.	Delaware	WWF Operating Company	100%
Meadow Farms Limited	United Kingdom	Horizon Organic Dairy Limited	100%
Natural Selection Foods Manufacturing, LLC	California	Earthbound Holdings III, LLC	100%
RDairy Holding Limited	United Kingdom	RDH, LLC	100%
RDH, LLC	Delaware	Alpro (UK) Limited	100%
Reeves Street, LLC	Delaware	WWF Operating Company	100%
Silk Operating Company, LLC	Delaware	WWF Operating Company	100%
Sojinal SAS	France	Alpro European Holdings, Sarl	100%
Turtle Mountain, LLC	Delaware	WWF Operating Company	100%
WhiteWave Asia S.ar.L	Luxembourg	Alpro European Holdings, Sarl	100%
WhiteWave Equipment Leasing, LLC	Delaware	WWF Operating Company	100%
WhiteWave European Management Holdings, SCS	Luxembourg	WhiteWave International Management Holdings, SCS	100%
WhiteWave European Management, LLC	Delaware	WhiteWave International Management Holdings, SCS	100%
WhiteWave Hong Kong Limited	Hong Kong	WhiteWave Asia S.ar.L	100%
WhiteWave International Holdings S.a r.l.	Luxembourg	WhiteWave European Management Holdings, SCS	100%
WhiteWave International Management Holdings, SCS	Luxembourg	Horizon Organic International Holding Company	99.00%
		WhiteWave International Management, LLC	1.00%

WhiteWave International Management, LLC	Delaware	Horizon Organic International Holding Company	100%
WhiteWave Receivables GP, LLC	Delaware	WWF Operating Company	100%
WhiteWave Receivables, L.P.	Delaware	WhiteWave Receivables GP, LLC	0.10%
		WWF Operating Company	99.90%
WhiteWave Services, Inc.	Delaware	WWF Operating Company	100%
WWF Operating Company	Delaware	The WhiteWave Foods Company	100%